Capital World Growth and Income Fund, Inc 333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200 Fax (213) 486-9455

May 31, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 48K
If the answer to 47 is 'Y' (Yes), fill in the table or single fee rate applied to Registrant's Series' assets based on the advisory contract

Step:	Asset Value: ($000s omitted)	Annual Fee rate
K) over	150,000,000	0.350%

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$534,088
Class B	$14,812
Class C	$34,813
Class F1	$38,590
Class F2	$17,118
Total	$639,421
Class 529-A	$20,289
Class 529-B	$935
Class 529-C	$3,175
Class 529-E	$762
Class 529-F1	$677
Class R-1	$1,745
Class R-2	$8,008
Class R-3	$20,283
Class R-4	$21,313
Class R-5	$16,186
Class R-6	$14,708
Total	$108,081

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3500
Class B	$0.2089
Class C	$0.2058
Class F1	$0.3455
Class F2	$0.3928
Class 529-A	$0.3412
Class 529-B	$0.1937
Class 529-C	$0.2002
Class 529-E	$0.2902
Class 529-F1	$0.3790
Class R-1	$0.2150
Class R-2	$0.2139
Class R-3	$0.2943
Class R-4	$0.3468
Class R-5	$0.4007
Class R-6	$0.4094

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,485,014
Class B	65,252
Class C	160,289
Class F1	108,334
Class F2	45,758
Total	1,864,647
Class 529-A	61,057
Class 529-B	4,555
Class 529-C	16,213
Class 529-E	2,686
Class 529-F1	1,872
Class R-1	8,411
Class R-2	36,548
Class R-3	68,256
Class R-4	61,623
Class R-5	40,086
Class R-6	39,247
Total	340,554

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$38.26
Class B	$38.02
Class C	$37.86
Class F1	$38.19
Class F2	$38.25
Class 529-A	$38.16
Class 529-B	$38.01
Class 529-C	$37.99
Class 529-E	$38.11
Class 529-F1	$38.20
Class R-1	$37.93
Class R-2	$37.85
Class R-3	$38.04
Class R-4	$38.18
Class R-5	$38.28
Class R-6	$38.28